DATA MANAGEMENT AGREEMENT

CL Technologies (International) Sdn Bhd

Prepared By: CL Technologies (Int) Sdn Bhd

This Data Management Agreement (the "**Agreement**") is entered upon signing by and between the [redacted] having its principal place of business [redacted] and CL Technologies (International) Sdn Bhd (the "**Data Processor**") having its principal place of business at No. 43-1, Jalan Besar Kepong, 52100 Kepong, Kuala Lumpur who agrees to bound by this Agreement and will become effective 60 management days from the date of signing of this Agreement.

WHEREAS, CL Technologies (International) Sdn Bhd acts as the Data Processor and [redacted] wishes to subcontract certain Services. Which may require the processing and management of personal data. Both Parties seek to implement a data management agreement in compliance with the requirements under the General Data Protection Regulations, and any other Data Protection regulations.

NOW, THEREFORE, in consideration of the mutual covenants and promises made by the parties to this Data Management Agreement, the Data Processor and the Company (individually, each a "**party**" and collectively, the "**Parties**") covenant and agrees as follows:

1. **RESPONSIBILITIES**

1.1. Data Management Service. The Data Manager agrees to provide the according services,

1.1.1. The Data Processor shall provide data management and processing services as shown in Exhibit A.

1.1.2. The Data Processor agrees to maintain ongoing applicable Data Protection Laws in the processing of personal data.

1.1.3. The Data Processor agrees to not process data other than that which is covered by the Company documented instructions.

1.1.4. The Data Processor shall take responsible measures to ensure that any employees, agent or contractors of any Contracted Processor who may have access to the personal data, complies with the applicable Data Security Laws in the same and equal manner in which the Data Processor complies with such laws.

1.1.5. The Data Processor shall only processed the data based on documented instructions from the Company.

2. **SECURITY OF DATA MANAGEMENT**

2.1. The Data Processor shall implement the appropriate technical and organizational measures to ensure a level of security appropriate to mitigate security risks.

2.2. The Data Processor shall take account of particular risks associated with a Personal Data breach and establish a process by which to address and remedy the breach.

3. **COMPENSATIONS**

3.1. In considerations of services rendered, the Company agree to pay the Data Processor the sum amount of RM 230,900.00

3.2. The Company agrees to make full payment in Malaysian Ringgit Currency through Bank Transfer, Cheque, and Cash specified by the Data

Processor.

3.3. Late payment may incur interest at a rate of 1.5% per month after 30 calendar days from the due date.

3.4. A detailed invoice shall be provided by the Data Processor once both parties agreed and signed this contract agreement.

4. **SUBPROCESSING**

4.1. The Data Processor shall not appoint, or disclose any Company Personal Data to, any Subprocessor unless explicitly authorized by the Company.

5. **DATA SUBJECT RIGHTS**

5.1. Data Subjects are those individuals who share their personal information with Company, which thereby shares such information with the Data Processor.

5.2. Data Processor shall assist the Company in the implementation of appropriate technical and organizational measures to respond to requests by Data Subjects under applicable Data Protection Laws.

5.3. Data Processor is required to notify Company of any request to Data Subjects with respect to their Personal Data.

5.4. Data Processor shall ensure that it does not respond to a Data Subject request unless explicitly authorized by the Company or as required by applicable Data Protection Laws.

6. **DATA BREACH**

6.1. Data Processor shall notify the Company immediately without any undue delay if the Data Processor is aware of a Personal Data Breach that will affects the Company Personal Data, and shall provide the Company with sufficient information to allow the Company to fulfil its reporting obligations and inform the affected Data Subjects of such breach.

6.2. The Data Processor must cooperate with the Company and take commercially reasonable steps to assists in investigation, mitigation, and remediation of the breach.

7. RETURN OR DELETION OF DATA

7.1. Upon the cessation of its services to the Company, Data Processor shall delete all copies of the Company Personal Data within 10 business days of cessation of Services.

8. AUDIT RIGHTS

8.1. Data Processor shall make available upon Company request, all information necessary to demonstrate Data Processor's compliance with this Agreement, and shall allow for and cooperate with audits, including inspections by the Company or an auditor authorized by the Company.

9. TERMINATIONS

9.1. Either party may terminate this Agreement with 7 days of written notice.

9.2. The non-breaching party shall specify the cause of termination of this Agreement in the termination notice. If the breaching party is able to remedy the breach, the Agreement may not be terminated.

9.3. Either party may terminate immediately upon written notice if the other party becomes insolvent, files for bankruptcy, or is subject to any similar insolvency proceeding.

9.4. Upon termination of the Agreement:

- The Data Processor shall promptly return or securely dispose of all personal data in its possession in accordance with applicable data protection laws.
- The Company shall pay any outstanding payment owed to the Data Processor up to the effective date of termination.

10. CONFIDENTIALITY

10.1. Both parties must agree to keep this Agreement and any related information it receives about the other Party and its business related to this Agreement, confidentiality and neither party shall disclose such information without prior written consent of the Party unless, (i) disclose is required by law; or (ii) the relevant information is already in the public domain.

11. MISCELLANEOUS

11.1. All notices and communications given under this Agreement must be made in writing and be delivered personally, either sent by post or by email to the addresses set out in the heading of this Agreement.

11.2. This Agreement is governed by the laws of Malaysia.

IN WITNESS WHEREOF, each of the Parties has executed this Agreement, both parties by its duly authorized officer, as of the day and year set forth below.

Signed by the Data Processor

Company Name: CL Technologies (Int) Sdn Bhd)

Representative name: Kevin Ng)

Signed by the Company

[redacted])

)

EXHIBIT A,

Raster Data editing for a total size of 4,200 kmsq at 30cm resolution inclusive of the followings:

- Creating and edit Metadata cutline details
- Produce natural colour for all the separate AOIs
- Produce Seamless Colour Balance image
- Maintain lossless 8-bit image in Geotiff format